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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 2000 (except for the matters discussed in Note 19 of Notes to Consolidated Financial Statements, as to which the date is March 23,
2000) for Friendly Ice Cream Corporation and subsidiaries included in this Form 10-K into Friendly Ice Cream Corporation's previously filed Registration Statement (File Nos. 333-40195, 333-40197 and 333-40199) on Form S-8.



Hartford, Connecticut
March 23, 2000